Exhibit 99.1

The Alkaline Water Company Announces Co-Packing Agreement with Sang Beverages for TEN Alkaline Spring Water

SCOTTSDALE, ARIZONA – April 29, 2025 (GLOBE NEWSWIRE) -- The Alkaline Water Company, Inc. (OTC: WTER -- hereinafter referred to as the "Company"), a leader in the beverage industry known for its purified alkaline water, enhanced with Himalayan rock salt, today announced it has entered into a co-packing agreement with Sang Beverages, LLC to produce TEN Alkaline Spring Water, a premium 10 pH spring water product.

This follows the Company's strategic equipment acquisition completed on April 22, 2025, which has significantly strengthened its production infrastructure. Under the agreement, The Alkaline Water Company will produce TEN Alkaline Spring Water.

Strategic Complementary Brands

"We are thrilled to announce this co-packing agreement with Sang Beverages for their premium TEN Alkaline Spring Water," stated Ricky Wright, CEO of The Alkaline Water Company. "This agreement is particularly timely following our recent equipment acquisition. With control over our own production lines for the first time in our company's history, we're now able to offer co-packing services that benefit from our enhanced manufacturing infrastructure while maintaining our premium quality standards."

The co-packing agreement is the first step in what both companies hope will be a broader strategic relationship.

Market-Leading Products

TEN Alkaline Spring Water has established itself as a leading high pH brand in the United States. The product's unique selling proposition includes not only its market-leading 10 pH level but also its natural spring sources, providing naturally occurring minerals and electrolytes.

Jose A. Fernandez, Managing Principal of Sang Beverages, added, "We're excited to work with The Alkaline Water Company to produce our TEN Alkaline Spring Water. Their recent manufacturing enhancements make them an ideal co-packing partner in the southwestern United States as we aggressively expand our presence in western markets. Looking ahead, we see tremendous potential to deepen our relationship with these complementary products. Our 'Never from a Tap. Always a perfect TEN' spring water alongside Alkaline88's 'Deliciously Smooth' purified water creates a complete alkaline water solution for retailers and consumers alike."

The initial term of the agreement is for five years, with provisions for automatic renewal for additional one-year terms thereafter.

About The Alkaline Water Company, Inc.

The Alkaline Water Company Inc. (OTC: WTER), is a leader in the premium beverage industry, committed to providing superior, clean, and pure hydration solutions to consumers nationwide.

The company's flagship Alkaline88® brand has built strong recognition and consumer loyalty due to its simple, clean ingredient profile. Alkaline88® is crafted using a proprietary electrolysis process that infuses purified water with Himalayan rock salt, trace minerals, and electrolytes, achieving a perfectly balanced 8.8 pH, free of chemicals and additives. Under the leadership of returning co-founder Ricky Wright as CEO, the company is implementing disciplined strategies to drive operational improvements, market expansion, and sustainable profitable growth. The company is currently working toward achieving full SEC reporting compliance with the engagement of a PCAOB-registered auditor.

1

Disclaimer Regarding Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words "could," "believe," "anticipate," "intend," "estimate," "expect," "may," "continue," "predict," "potential," "project" and similar expressions that are intended to identify forward-looking statements and include statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward- looking statements. Although the Company believes that its plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, the Company can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond the Company's control), assumptions and other factors that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results may differ materially from those in the forward-looking statements and the trading price for the Company's common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company's filings with the SEC. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. The information in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Contact Information

The Alkaline Water Company Inc.

5524 North 51st Avenue

Glendale, Arizona 85301

Telephone: 480-582-3600

Website: www.thealkalinewaterco.com

Email: info@thealkalinewaterco.com

2